UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 23, 2013

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Suite S3, 414 Block B, Goldway Industrial Centre 2 Wing Kin Road, Kwai Tsing Hong Kong
(Address of principal executive offices)

+852.3721.3668
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTERY INTO A MATERIAL DEFINITIVE AGREEMENT.

Share Exchange Agreement

On July 23, 2013 we entered into a Share Exchange Agreement to acquire all of the issued and outstanding shares of common stock of Six  Gun City, Inc. (“Six Gun”), a New Hampshire corporation, from the shareholders of Six Gun.   To acquire Six Gun we will issue 10,000,000 shares of our Class A Preferred Stock, on a 20,000:1 basis in exchange for all of the 500 issued and outstanding shares of Six Gun. Closing is within 45 days and subject to completion of final documentation. Six Gun owns and operates an “Old West” theme park in Jefferson, New Hampshire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 25th of July, 2013.

SURNA INC.

BY:	/s/ Robert Clarke
Robert Clarke, President

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